Exhibit 99.94

Form 51-102F3

Material Change Report

ITEM 1	NAME AND ADDRESS OF ISSUER

Goldgroup Mining Inc. (the “Company” or “Goldgroup”)
1111 Melville Street, Suite 410
Vancouver, BC V6E 3V6

ITEM 2	DATE OF MATERIAL CHANGE

July 8, 2026

ITEM 3	NEWS RELEASE

News release dated July 8, 2026 was issued and distributed through the facilities of Newsfile and filed on SEDAR+, a copy of which is attached hereto as Schedule “A”.

ITEM 4	SUMMARY OF MATERIAL CHANGE

On July 8, 2026, the Company announced that the effective date of the previously announced share consolidation of its issued and outstanding common shares (the “Consolidation”) on the basis of one (1) post-Consolidation common share for everyone four (4) pre-Consolidation common shares would take effect on Friday, July 10, 2026.

ITEM 5.1	FULL DESCRIPTION OF MATERIAL CHANGE

See the news release attached as Schedule “A” hereto. The Consolidation was completed with an effective of July 10, 2026.

ITEM 5.2	DISCLOSURE FOR RESTRUCTURING TRANSACTIONS

Not applicable.

ITEM 6	RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102

Not applicable.

ITEM 7	OMITTED INFORMATION

No information has been omitted on the basis that it is confidential information.

ITEM 8	EXECUTIVE OFFICER

Contact:	Ralph Shearing – CEO
Telephone:	(604) 306-6867

ITEM 9	DATE OF REPORT

July 10, 2026.

SCHEDULE “A”

(See attached news release)

NEWS RELEASE

GOLDGROUP ANNOUNCES EFFECTIVE DATE OF SHARE CONSOLIDATION

Vancouver, Canada – (July 8, 2026) – Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSXV:GGA, OTC:GGAZF, FSE:55G0) is pleased to announce the effective date of the previously announced consolidation (the “Consolidation”) of Goldgroup’s issued and outstanding common shares without par value (each such share, a “Goldgroup Share”), which will be on Friday, July 10, 2026. As disclosed in its news release on July 3, 2026, the ratio of the Consolidation will be one (1) post-Consolidation Goldgroup Share for every four (4) pre-Consolidation Goldgroup Shares.

The post-Consolidation Goldgroup Shares will continue trading under the symbol “GGA” on the TSX Venture Exchange, under the symbol “GGAZF” on the OTC, and under the symbol “55G0” on the Frankfurt Stock Exchange. The new CUSIP and ISIN of the Goldgroup Shares will be 38141A602 and CA38141A6025, respectively.

The Company will not issue any fractional Goldgroup Shares as a result of the Consolidation. Instead, all fractional Goldgroup Shares equal to or greater than one-half resulting from the Consolidation will be rounded to the next whole number, otherwise, the fractional Goldgroup Share will be cancelled.

About Goldgroup

Goldgroup is a Canadian-based mining Company with two high-growth gold assets in Mexico. The Company holds a 100% interest in the recently acquired San Francisco project located in the State of Sonora. The project is fully permitted for a rapid restart of mining operations and is comprised of two open pits together with heap leach processing facilities and associated infrastructure. It is a robust project with significant gold resources and strong upside in terms of optimized development and multiple, large-scale exploration targets.

In addition to the San Francisco gold project, the Company has a 100% interest in the producing Cerro Prieto heap leach gold mine located in the State of Sonora.

Goldgroup recently announced shareholder approval of a proposed business combination with Gold Resource Corporation, which holds a 100% interest in the producing Don David gold mine in Oaxaca, Mexico, as well as the Back Forty gold/silver development project in Michigan, USA. Subject to obtaining all required approvals and the satisfaction or waiver of all required closing conditions, the Arrangement is expected to close on or about July 17, 2026.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com.

On behalf of the Board of Directors

“Ralph Shearing”

Ralph Shearing, CEO

For more information:

+1 (604) 306-6867
410 – 1111 Melville St.
Vancouver, BC, V6E 3V6
www.goldgroupmining.com
ir@goldgroupmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). Forward-looking statements relate to analyses and other information that are based on forecasts of future results, as well as estimates and assumptions of management. These statements include, without limitation, statements relating to the effective date and completion of the Consolidation.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors, including, without limitation: receipt of all required regulatory approvals in connection with the Consolidation, including final approval from the TSX Venture Exchange; and the risk factors disclosed in the Company’s management information circular dated May 29, 2026, Goldgroup’s annual information form dated June 10, 2026 and other continuous disclosure materials available under the Company’s profile on SEDAR+ at www.sedarplus.ca. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.